Exhibit 1.1

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                 THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY

                                   AS ISSUER

                  $153,000,000 14 1/2% Senior Notes due 2009

                              Purchase Agreement

                              September 24, 2002














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                 THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY

                                 $153,000,000

                         14 1/2% Senior Notes due 2009

                              PURCHASE AGREEMENT

                                                            September 24, 2002
                                                            New York, New York

DRESDNER KLEINWORT
WASSERSTEIN - GRANTCHESTER, INC.
BANC OF AMERICA SECURITIES LLC
    as Initial Purchasers
c/o  DRESDNER KLEINWORT
WASSERSTEIN - GRANTCHESTER, INC.
1301 Avenue of the Americas
New York, New York 10019

Ladies & Gentlemen:

         The Chukchansi Economic Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), proposes to issue and sell to Dresdner Kleinwort Wasserstein - Grantchester, Inc., a Delaware corporation and Banc of America Securities LLC, a Delaware limited liability company (the "Initial Purchasers"), acting severally and not jointly, $153,000,000 in aggregate principal amount of 14 1/2% Senior Notes due 2009 (the "Series A Notes"), subject to the terms and conditions set forth herein (the "Offering"). The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), among the Authority, the Tribe and U.S. Bank, N.A., a national banking association, as trustee (the "Trustee"). The obligations of the Authority under the Notes (as defined below) will be secured by security interests in or pledges of (the "Senior Notes Security Interests") certain assets of the Authority (the "Senior Notes Collateral"). The Notes are more fully described in the Offering Memorandum referred to below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

1.       Issuance of Securities.

         1.1. The Authority proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers, acting severally and not jointly, an aggregate of $153,000,000 in principal amount of the Series A Notes. The Series A Notes and the Series B



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Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes."

         1.2. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the legend contained in the section entitled "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

2.       Offering.

         2.1. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Act. The Authority and Cascade Entertainment Group, LLC, a California limited liability company (the "Manager") have prepared a preliminary offering memorandum, dated September 4, 2002 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated September 24, 2002 (the "Offering Memorandum"), relating to the Authority, the Tribe, the Manager and the Series A Notes.

         2.2. The net proceeds from the issuance of the Series A Notes together with the proceeds from certain other note issuances will be deposited by the Authority into certain collateral and disbursement accounts pursuant to the Cash Collateral and Disbursement Agreement (as set forth on Schedule I-A) and will be used to finance the development, construction, equipping and opening of the gaming facility and related amenities to be built on Indian lands of the Tribe (the "Chukchansi Gold Resort & Casino").

         2.3. The Initial Purchasers have advised the Authority that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes on the terms set forth in the Offering Memorandum, as amended and supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"). The QIBs are referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         2.4. Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the Registration Rights Agreement relating thereto (the "Registration Rights Agreement"), in the form set forth in Exhibit A, to be dated the Closing Date, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Authority will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Authority's 14 1/2% Series B Senior Notes due 2009 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange

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Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes, and to use its reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement to consummate the Exchange Offer.

         2.5. The Notes will be secured obligations and the Authority will enter into the documents and agreements set forth on Schedule I-A hereto (collectively the "Authority Security Documents") that will provide for the grant of the Senior Notes Security Interests in the Senior Notes Collateral to the Trustee for the benefit of the holders of the Notes. The Senior Notes Security Interests will secure the payment and performance when due of all the obligations of the Authority under the Notes, the Indenture and the Authority Security Documents.

         2.6. The Notes will also be secured, to a limited extent, by funds of the Manager pursuant to the documents and agreements set forth on Schedule I-B hereto (collectively the "Manager Security Documents") that will provide for the grant of security interests (the "Manager Security Interests") in certain collateral set forth therein (the "Manager Collateral") to the Trustee for the benefit of the holders of the Notes.

         2.7. The following documents are hereinafter collectively referred to as the "Transaction Documents":

         (a) this Agreement;

         (b) the Manager Agreement, dated as of the Closing Date, between the Manager and the Trustee;

         (c) the Indenture;

         (d) the Notes;

         (e) the Indenture, dated as of the Closing Date, among the Authority, the Tribe and U.S. Bank, N.A., a national banking association, as trustee (the "Senior Subordinated PIK Notes Trustee"), with respect to $14,800,000 aggregate principal amount of the Authority's Senior Subordinated Pay-in-Kind Notes due 2009 with contingent interest (the "Senior Subordinated PIK Notes");

         (f) the Indenture, dated as of the Closing Date, among the Authority, the Tribe and U.S. Bank, N.A., a national banking association, as trustee (the "Subordinated PIK Notes Trustee"), with respect to $12,000,000 aggregate principal amount of the Authority's Subordinated Pay-in-Kind Notes due 2009 with contingent interest (the "Subordinated PIK Notes");

         (g) the Intercreditor Agreement, dated as of the Closing Date, among the Trustee, the Senior Subordinated PIK Notes Trustee, the Subordinated PIK Notes Trustee, Credit Provider Group, LLC, the Manager, the Authority and the Tribe;

         (h) the Registration Rights Agreement;

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         (i) the Authority Security Documents; and

         (j) the Manager Security Documents.

         2.8. The following documents are hereinafter collectively referred to as the "Material Agreements":

         (a) the Second Amended and Restated Management Agreement, dated as of July 16, 2002, as amended, among the Tribe, the Authority and the Manager (the "Management Agreement");

         (b) the Amended and Restated Development Agreement, dated as of June 15, 2001, as amended, among the Tribe, the Authority and the Manager (the "Development Agreement");

         (c) the Agreement Between Owner and Construction Manager where Construction Manager is also the Constructor, dated July 26, 2002, as amended, between the Authority and Walton Construction Company, Inc. ("Walton") (the "Construction Management Agreement"),

         (d) the Letter Agreement, dated September 23, 2002, between the Manager and Walton amending and modifying the terms of the Construction Management Agreement (the "Letter Agreement"); and

         (e) the Agreement Between Owner and Architect with Descriptions of Designated Services and Terms and Conditions, dated August 28, 2002, between the Authority and Morris & Brown Architects, Ltd. (the "Architect's Agreement").

3.       Purchase, Sale and Delivery.

         3.1. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Authority agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, severally and not jointly, agrees, subject to the provisions of
Section 14.2, to purchase from the Authority the respective principal amount of Series A Notes as set forth on Exhibit B hereto opposite such Initial Purchasers' name, comprising all of the Series A Notes offered hereby. The purchase price for the Series A Notes will be equal to 87.816% of the principal amount of the Series A Notes.

         3.2. Delivery of the Series A Notes shall be made against payment therefor, at the offices of Latham & Watkins, 885 Third Avenue, New York, New York, 10022-4802, or such other location in New York, New York as may be mutually acceptable (the "Closing"). Such delivery and payment shall be made at 10:00 a.m., New York City time, on October 8, 2002 or at such other time as shall be agreed upon by the Initial Purchasers and the Authority in writing. The time and date of such delivery and payment are herein called the "Closing Date."

         3.3. On the Closing Date, one or more Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"),


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having an aggregate amount corresponding to the aggregate principal amount of the Series A Notes (whether one or more, the "Global Note") sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered by the Authority to Dresdner Kleinwort Wasserstein - Grantchester, Inc., for the account of the Initial Purchasers, against payment by the Initial Purchasers of the purchase price therefore, by wire transfer of same day funds, to an account designated by the Authority; provided, however, that the Authority shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The form of the Global Note shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m. on the business day immediately preceding the Closing Date.

4.       Agreements of the Authority.

         4.1. The Authority covenants and agrees with each Initial Purchaser as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission or other federal or state regulatory authority of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Authority shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Authority shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Authority without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Authority consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

         (c) For so long as the Series A Notes are outstanding, not to amend or supplement the Offering Memorandum during such period as, in the opinion of the Initial Purchasers and their counsel, the Offering Memorandum is required by law to be delivered to Eligible Purchasers and in connection with market-making activities of the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall not have objected thereto within five (5) business days after being furnished a copy thereof. The


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Authority shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales or such market-making activities.

         (d) If, during the period referred to in 4(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Authority or counsel to the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances existing when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of the Initial Purchasers or counsel to the Initial Purchasers, it is necessary or advisable to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

         (e) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers, in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification or registration in effect so long as required for the Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to give effect to such qualification or registration; provided, however, that the Authority shall not be required in connection therewith to register or qualify as a foreign entity in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating solely to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

         (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Authority agrees to pay and be responsible for all costs, expenses, fees and taxes incident to the performance of the obligations of the Authority hereunder, including: (i) all the fees and expenses incurred in connection with the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, including the mailing and delivering of copies thereof to the Initial Purchasers in the quantities reasonably requested by the Initial Purchasers, (ii) all the fees and expenses incurred in connection with the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents, including the preliminary and final Blue Sky Memorandum, prepared and delivered in connection herewith and with the Exempt Resales, (iii) all costs and expenses related to the issuance, transfer and delivery by the Authority of the Series A Notes to the Initial Purchasers, (iv) all the fees and expenses incurred in connection with the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and producing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) the costs of preparing certificates for the


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Notes (including, without limitation, printing and engraving, if required, thereof), (vi) the fees, disbursements and expenses of the Authority's counsel and accountants, (vii) the reasonable fees and expenses of the Independent Construction Consultant, (viii) all fees and expenses (including fees and expenses of counsel) incurred by the Authority in connection with the approval of the Notes by DTC for "book-entry" transfer, (ix) the rating of the Notes by rating agencies, if any, (x) the reasonable fees and expenses of the Trustee and its counsel incurred in connection with the Indenture and the Notes, (xi) the reasonable fees and expenses of the Disbursement Agent and its counsel pursuant to its obligations under the Cash Collateral and Disbursement Agreement, (xii) the performance by the Authority of its obligations under the Transaction Documents, (xiii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes (other than out-of-pocket expenses incurred by the Initial Purchasers for travel, meals and lodging) as set forth in the Engagement Letter, dated as of April 4, 2002, among Dresdner Kleinwort Wasserstein, Inc., a Delaware corporation, the Tribe, the Authority and the Manager, (the "Engagement Letter"), (xiv) all expenses (exclusive of fees of counsel to the Initial Purchasers) and listing fees incurred in connection with the application for quotation of the Series A Notes in the NASD Automated Quotation System - PORTAL ("PORTAL"), (xv) all costs and expenses related to the Exchange Offer and the Registration Statements, (xvi) such other reimbursable expenses of the Initial Purchasers as set forth in the Engagement Letter and (xvii) all other costs and expenses incident to the performance of the obligations of the Authority hereunder for which provision is not otherwise made in this Section.

         (g) To apply the proceeds from the sale of the Series A Notes as set forth under the caption "Use of Proceeds" in the Offering Memorandum and in compliance with the Cash Collateral and Disbursement Agreement.

         (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

         (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Notes or to take any other action that would result in the sale of the Series A Notes pursuant hereto or the Exempt Resales not being exempt from registration under the Act.

         (j) For so long as any of the Notes remain outstanding during any period in which the Authority is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, upon request, information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4)(1) under the Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders or beneficial owners of the Notes.

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         (k) To comply with all of its agreements set forth in the
Registration Rights Agreement and all of its agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

         (l) To effect the inclusion of the Series A Notes in PORTAL and to obtain approval of the Series A Notes by DTC for "book-entry" transfer.

         (m) For so long as the Notes are outstanding, to deliver, without charge, to the Initial Purchasers and each record holder of Notes, as any of them may reasonably request, promptly upon request, copies of all reports, financial statements and proxy or information statements filed by the Authority or any successor thereto with the Commission, the NASD or any national securities exchange and such other publicly available information concerning the Authority or its successors or any of its respective subsidiaries, including, without limitation, press releases.

         (n) Except as permitted by the Act, the Authority will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

         (o) To cause the Exchange Offer to be made in the appropriate form to permit the Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

         (p) To do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

5.       Agreements of the Tribe.

         5.1. The Tribe covenants and agrees with the Initial Purchasers as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the happening of any event that makes any statements of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Notes or to take any other action that would

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result in the sale of the Series A Notes pursuant hereto or the Exempt
Resales not being exempt from registration under the Act.

         (c) To take any other actions reasonably requested by the Authority or the Initial Purchasers to enable the Authority to comply with its obligations set forth in Section 4 hereof.

6.       [Intentionally Omitted].

7.       Representations and Warranties.

         7.1. The Tribe and the Authority (collectively, the "Chukchansi Parties"), jointly and severally, represent and warrant to the Initial Purchasers that:

         (a) The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of the date hereof does not and as of the Closing Date will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Authority in writing by the Initial Purchasers expressly for use therein, it being understood that the only information so furnished by the Initial Purchasers to the Authority is that set forth in Section 10 hereof. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The Authority has not distributed any offering material in connection with the offering and sale of the Series A Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

         (b) The Tribe is an Indian tribe within the meaning of Indian Gaming Regulatory Act of 1988, as amended ("IGRA"), with the authority to enter into and perform its obligations under each of the Transaction Documents and Material Agreements to which it is a party.

         (c) The Constitution of the Tribe (the "Constitution"), approved November 7, 1988, was duly and validly adopted by the Tribe, is the only constitution of the Tribe and is the valid and governing law of the Tribe.

         (d) The tribal council referred to in the Constitution (the "Tribal Council") is the governing body of the Tribe, and all members of the Tribal Council are validly serving.

         (e) The Tribal-State Compact between the State of California and the Tribe, dated September 10, 1999, as amended, (the "Compact"), has been duly and validly authorized, executed and delivered by each of the State of California and the Tribe, has been duly approved


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by the Secretary of the Interior of the United States, as required by IGRA, such approval has been duly published in the Federal Register in accordance with IGRA, and no further action is required to make the Compact effective. The Compact complies with the requirements of IGRA in all respects material to the ability of each of the Tribe and the Authority to perform their respective obligations under each of the Transaction Documents and Material Agreements to which they are a party. As of the date hereof, the Chukchansi Parties are in compliance with all material terms and conditions of the Compact.

         (f) The Financial Source Licensing Regulation of the Tribal Gaming Commission (the "Tribal Licensing Regulation") applies to the Notes. Regulation CGCC-2 of the California Gambling Control Commission (the "State Bond Regulation") applies to the Notes. The Indenture complies with the requirements for an indenture described in Section (g) of the State Bond Regulation.

         (g) In accordance with the Tribal Licensing Regulation, no person who purchases less than 10% of the aggregate principal amount of the issued and outstanding Series A Notes and no federally or state-regulated bank or savings and loan association is required to be licensed as a "financial source" under the Compact. No person holding Series A Notes, other than the Persons purchasing in the initial distribution of the Series A Notes, is required to be licensed as a financial source under the Compact prior to purchasing the Series A Notes provided, that neither any holder that is not licensed or exempted from licensing by the Tribal Gaming Commission, nor any person acting on behalf of the holder, will have any right to enforce any payment obligation relating to the Series A Notes against any revenues, property, or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe until such time as the holder is licensed by the Tribal Gaming Commission.

         (h) On June 26, 2002, the Tribe received its gaming device licenses from the California Gambling Control Commission for the use of 1,250 slot machines as permitted under Section 4.3.2.2 of the Compact. The Tribe received an additional 200 gaming licenses from the California Gambling Control Commission on September 5, 2002. The licensing fee required for the issuance of such gaming device licenses has been remitted to the proper Gaming Authority. The Compact requires the Tribe to have the first 1,250 gaming devices in commercial operation on or before June 25, 2003. The Compact requires the Tribe to have the additional 200 gaming devices in commercial operation on or before September 4, 2003.

         (i) The Tribal Council has duly and validly adopted the Tribal Gaming Ordinance of the Tribe (the "Gaming Ordinance"). As required by IGRA, the Gaming Ordinance was duly approved by the NIGC on December 3, 2001, and an amendment to the Gaming Ordinance was duly approved on February 15, 2002. The Gaming Ordinance (i) has not been further amended or repealed and is in full force and effect as the law of the Tribe, (ii) authorizes the class II and class III gaming within the meaning of IGRA that is proposed to be conducted by the Authority, (iii) satisfies the requirements under IGRA that the Tribe adopt a gaming ordinance prior to engaging in class II or class III gaming and
(iv) complies in all material respects with the requirements of the Compact and IGRA.

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         (j) The Tribal Council has the requisite power and authority to adopt the Ordinance dated June 15, 2001 entitled "Ordinance of the Picayune
Rancheria Establishing and Governing the Chukchansi Authority," as amended on July 13, 2002 and July 30, 2002, (the "Authority Ordinance") as the law of the Tribe. The Authority Ordinance (i) was duly and validly adopted by the Tribal Council, (ii) is in full force and effect, (iii) has not been further amended or repealed in any manner and (iv) is the governing law of the Tribe.

         (k) The Authority (i) is a wholly-owned unincorporated enterprise of the Tribe and is not a separate entity from the Tribe for federal or state income tax purposes, (ii) is governed by a board of directors (the "Board of Directors") which has the requisite power and authority to adopt Resolution No. 2002A-05 authorizing the Authority to (A) enter into the Transaction Documents and Material Agreements to which the Authority is a party and (B) pledge the revenue and assets of the Chukchansi Gold Resort & Casino in accordance with the Transaction Documents and (iii) has the requisite power and authority to own, lease and operate its properties, including the "Authority Assets" as defined in the Authority Ordinance, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents to which it is a party. The Board of Directors has duly adopted the resolution referenced in clause (ii) above and is in full force and effect and has not been amended or repealed in any manner. The Authority has not, and will not, create any instrumentality, subdivision or subunit; the Authority has not, and will not, form, acquire or own any Subsidiary.

         (l) The Chukchansi Parties have all requisite power and authority necessary to enter into, execute, deliver and perform their obligations, if any, under each of the Transaction Documents and Material Agreements to which either of them is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority necessary to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum.

         (m) No initiative or referendum rights exist for the members of the Tribe permitting any member or any number of members of the Tribe to call for or conduct, in any manner, a review of any actions taken by the Authority or the Tribal Council, whether by way of an initiative, referendum or otherwise, with respect to any authorization, execution, delivery or performance of its obligations under this Agreement or the Transaction Documents or the Material Agreements to which it is a party, by the Authority or the Tribal Council or any actions contemplated to be taken by the Authority or the Tribal Council in connection therewith, except as set forth in Article XI of the Constitution (the "Constitution Referendum Right"). No vote or other action has ever occurred or been taken in connection with the Constitution Referendum Right, and no vote or petition for a vote is pending or threatened with respect to any exercise of the Constitutional Referendum Right in connection with any matter that would reasonably be expected to (A) individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties, affairs or prospects of the Authority, taken as a whole, or the ability of the Authority to timely perform its obligations under the Transaction Documents and Material Agreements to which it is a party, (B) interfere with or adversely affect the issuance or marketability of the Series A Notes to be issued on the

Closing Date, or (C) in any manner draw into question the validity of this Agreement, the Compact or any other Transaction Document or Material Agreement to which it is a party, the transactions described in the Offering Memorandum or prohibit or prevent the Authority from using the proceeds of this Offering in the manner described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (A), (B) or (C), a "Chukchansi Material Adverse Effect"). The Constitution Referendum Right does not permit the disavowal of contracts entered into by the Tribe or the Authority, nor the abridgement of rights created under such contracts. The Constitution Referendum Right is limited to the extent that any such proposed referendum seeks to compel the Tribal Council or the Authority to act in a manner which violates the statutes of the United States, specifically including the Indian Civil Rights Act.

         (n) The Authority has no securities listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         (o) This Agreement has been duly and validly authorized, executed and delivered by the Chukchansi Parties and (assuming the due authorization, execution and delivery hereof by or on behalf of the Initial Purchasers) is the valid and legally binding obligation of the Chukchansi Parties, enforceable against each of them in accordance with its terms, except that (i) such enforceability of the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy,
(ii) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (p) The Indenture has been duly and validly authorized by the Chukchansi Parties and, when duly executed and delivered by the Chukchansi Parties (assuming the due authorization, execution and delivery thereof by the Trustee), will be the valid and legally binding agreement of the Chukchansi Parties, enforceable against them in accordance with its terms, except that
(i) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture conforms as to legal matters to the description thereof contained in the Offering Memorandum.

         (q) The Series A Notes have been duly and validly authorized by the Authority for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the valid and legally binding obligations of the Authority, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Series A Notes conform as to legal matters to the description thereof contained in the Offering Memorandum.

         (r) The Series B Notes have been duly and validly authorized for issuance by the Authority and, when issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, will be the valid and legally binding obligations of the Authority, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Series B Notes conform as to legal matters to the description thereof contained in the Offering Memorandum.

         (s) The Registration Rights Agreement has been duly and validly authorized by the Chukchansi Parties and, when duly executed and delivered by the Chukchansi Parties (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will be the valid and legally binding agreement of the Chukchansi Parties, enforceable against them in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Registration Rights Agreements conforms as to legal matters to the description thereof contained in the Offering Memorandum.

         (t) Each of the Transaction Documents to which the Tribe and/or the Authority are a party (other than those described in clauses (n) through (r) above) has been, duly and validly authorized by the Authority and the Tribe, to the extent that they are a party thereto. Each such Transaction Document, when executed and delivered by the Authority and the Tribe, to the extent that they are a party thereto, will be (assuming the due authorization, execution and delivery thereof by or on behalf of each of the other parties thereto) the valid and legally binding obligation of the Authority and Tribe, respectively, enforceable against them in accordance with its terms, except that (i) such enforceability of the rights to indemnity and contribution thereunder, if any, may be limited by federal or state securities laws or principles of public policy, (ii) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (u) The Material Agreements to which the Chukchansi Parties are a party are in full force and effect as of the date hereof, enforceable against them, as applicable, in accordance with their respective terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. As of the date hereof, there are no defaults or events of default, that with notice, the passage of time or otherwise could be a default, under any provisions of such Material Agreements by any party thereto.

         (v) Each of the Transaction Documents and the Material Agreements described in the Offering Memorandum conform as to legal matters to the description thereof contained in the Offering Memorandum.

         (w) When issued, the Notes will rank senior in right of payment with all of the Authority's other unsubordinated indebtedness.

         (x) No law of the Tribe imposes any restrictions on the rate, yield or return payable by or on behalf of the Tribe or the Authority on its indebtedness.

         (y) At Closing, each parcel of land on which the Chukchansi Gold Resort & Casino is proposed to be located, together with all improvements related thereto included within the meaning of "Gaming Facility" as defined in the Compact (collectively, the "Casino Site"), will constitute Indian land, within the meaning of IGRA, over which the Tribe has jurisdiction and on which class II and class III gaming is permitted to be conducted by the Authority under IGRA. At Closing, the Casino Site will be owned in absolute fee simple by the Tribe or held by the United States in trust for the benefit of the Tribe, subject to no mortgage, lien, easement, interest, estate or other encumbrance that could result in a Chukchansi Material Adverse Effect.

         (z) The Authority has the exclusive right to own and operate, collect the revenues, and pledge the revenues and assets of the Chukchansi Gold Resort & Casino, subject to the ownership rights of the Tribe in and to the real property related thereto and the rights of the Manager pursuant to the Management Agreement. The Authority has all necessary and desirable access and right to enter onto the lands of the Tribe for the purpose of operating the Chukchansi Gold Resort & Casino and conducting the business of the Authority.

         (aa) Neither Chukchansi Party is and, after giving effect to the Offering, will be (i) in violation of any of its organizational, statutory or legal documents, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of the Compact or any local, tribal, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, any requirement, regulation or decree under IGRA or the Compact applicable to a Chukchansi Party or any of its assets or properties (whether owned or leased) other than, in the case of clauses (ii) and (iii), any default or violation that would not reasonably be expected to have a Chukchansi Material Adverse Effect). Except as disclosed in the Offering Memorandum, to the best knowledge of each Chukchansi Party, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument which default would have a Chukchansi Material Adverse Effect. Each Chukchansi Party is and has been in compliance with all local, state and federal statutes, laws, ordinances, rules and regulations applicable to its properties and its business, except where the failure so to be in compliance would not have a Chukchansi Material Adverse Effect.

         (bb) None of (i) the execution, delivery or performance by the Chukchansi Parties of this Agreement or the other Transaction Documents and Material Agreements to which either of them is a party, (ii) the issuance and sale of the Series A Notes, the Senior Subordinated PIK Notes and the Subordinated PIK Notes by the Authority in connection herewith or certain Transaction Documents, and (iii) the consummation by the Chukchansi Parties of the transactions contemplated hereby and thereby or described in the Offering Memorandum under the caption "Use of Proceeds" will (A) violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under (other than consents which were previously obtained or will have been obtained on or before Closing), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either Chukchansi Party, or an acceleration of any indebtedness of either Chukchansi Party, except for liens, charges, and encumbrances contemplated thereby, (B) violate or conflict with any organizational, statutory or legal document of such Chukchansi Party, (C) assuming compliance with all applicable state securities and "blue sky" laws and assuming compliance by the Initial Purchasers and each Eligible Purchaser of the Section 6.4.6 of the Compact, and the State Bond Regulation, violate or conflict with any statute, rule or regulation applicable to either Chukchansi Party or any of its respective assets or properties (including, but without limitation, any Gaming Law), (D) violate or conflict with any judgment, decree, order, statute, law, ordinance, rule or regulation of any court or any public, governmental or regulatory agency, body or authority having jurisdiction over a Chukchansi Party or any of its respective assets or properties or (E) violate or conflict with any provision of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which either Chukchansi Party is a party or by which either Chukchansi Party or its respective properties is or may be bound.

         (cc) Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental, regulatory or administrative agency or authority having jurisdiction over the Chukchansi Parties or any of their respective properties or assets (including, without limitation, the Secretary of the Interior or any Gaming Authority), or (ii) any other person is required for the execution, delivery and performance by the Chukchansi Parties of this Agreement and the other Transaction Documents or Material Agreements to which either of them is a party and the consummation of the transactions contemplated hereby and thereby, except (A) such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations), (B) the recordings and filings contemplated by Section 7.1(ee) hereof, and any additional filings required after the Closing Date to perfect or maintain perfection as contemplated in Section 7.1(ee) hereof, (C) routine organizational filings and renewals of licenses, (D) routine filings under the Act and the Exchange Act, (E) filings with the applicable Gaming Authority or
(F) where the failure to obtain any such consent, approval, authorization or order of, or filing, registration, qualification, license or permit would not, individually or in the aggregate, reasonably be expected to result in a Chukchansi Material Adverse Effect.

         (dd) Other than as described in the Offering Memorandum, there are no pending or threatened tribal, state or federal legal, regulatory or governmental actions, suits or proceedings (i) to which the Chukchansi Parties are a party which could materially adversely affect the business, property, financial condition or operations of the Chukchansi Authority, (ii) which question the validity of the Constitution, including any amendments thereto, the membership or governance of the Tribe, the Transaction Documents or the Material Agreements to which either of them is a party, the Compact, the Authority Ordinance, the Gaming Ordinance, the State Bond Regulation, the UCC (as defined below), the Arbitration Code (as defined below) or any action taken or to be taken by the Tribal Council or the Authority, or (iii) which has as the subject thereof any property owned, leased or possessed by the Chukchansi Parties, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Chukchansi Parties and (B) any such action, suit or proceeding if so determined adversely to the Chukchansi Parties, would reasonably be expected to result in a Chukchansi Material Adverse Effect or adversely affect the consummation of the transactions contemplated by Offering Memorandum.

         (ee) Upon the:

         (i) execution and delivery to the Trustee of each of the Authority Security Documents; and

         (ii) filing of the UCC-1 financing statements as contemplated by the Authority Security Documents,

the Trustee will have a valid, duly perfected, first priority security interest in all of the Senior Notes Collateral listed in the Authority Security Documents, subject to any Liens permitted by the Authority Security Documents, as security for the payment of the obligations of the Authority under Indenture and the Notes. The actions, recordings and filings described in the immediately preceding sentence are the only actions, recordings and filings necessary to publish notice of and perfect the rights of the Trustee in all of the Senior Notes Collateral, except for such additional actions, recordings and filings as the Authority, the Initial Purchasers and the Trustee may determine prior to the Closing Date.

         (ff) Other than as provided in Section 9310 of the UCC (as defined below), no filing, recording or other act is required under any law, rule or ordinance of the Tribe to perfect and maintain the perfection of the first priority lien on the Senior Notes Collateral created by the Security Documents.

         (gg) Except as set forth in the Offering Memorandum, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Authority, threatened or contemplated, to which the Authority is or may be a party or to which the business or property of the Authority, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the best knowledge of the Authority, has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Authority is or may be subject or to which the business, assets or property of the Authority is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (B) would reasonably be expected to have a Chukchansi Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

         (hh) Except as set forth in the Offering Memorandum, the Authority owns, or as of the Closing Date, will be licensed or otherwise have the right to use, all trademarks, service marks, trade names, patents and copyrights used in or necessary for the conduct of its business except for where any such failure to do so, individually or in the aggregate, would not have a Chukchansi Material Adverse Effect. Except as set forth in the Offering Memorandum, the use, in connection with the business and operations of the Authority, of such trademarks, service marks, trade names, patents and copyrights does not infringe on the rights of any person, except such infringements which, individually or in the aggregate, would not have a Chukchansi Material Adverse Effect. Except as set forth in the Offering Memorandum, the Authority has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent application, trademark, service mark, trade name or copyright which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Chukchansi Material Adverse Effect.

         (ii) No action has been taken by the Authority and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4.1(e) hereof; and every request of any securities authority or agency and any Gaming Authority of any jurisdiction for additional information has been complied with in all material respects.

         (jj) All material tax returns required to be filed by the Authority, to the extent that the Chukchansi Parties are not exempt from paying taxes or filing tax returns, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, to the extent that the Chukchansi Parties are not exempt from paying taxes, filing tax returns or withholding taxes. To the knowledge of the Chukchansi Parties, there are no material proposed additional tax assessments against the Chukchansi Parties, or the assets or the property of the Chukchansi Parties, except those tax assessments for which adequate reserves have been established.

         (kk) There is no material unfair labor practice complaint, grievance or arbitration pending or, to the best knowledge of the Authority, threatened against it. To the best knowledge of the Authority, no collective bargaining organizing or union activities are taking place with respect to the Authority. The Authority has not violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or
(ii) any
applicable wage or hour laws. No material labor dispute with the employees of the Authority exists, or to the best of the Authority's knowledge, is threatened or imminent.

         (ll) The Authority has never offered or has any obligation or liability, contingent or otherwise, with respect to a pension plan ("ERISA Plan") subject to Title IV of the Employee Retirement Income and Security Act of 1974, as amended ("ERISA"), or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code").

         (mm) Neither Chukchansi Party has violated any federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), which violation would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), results of operations, properties affairs or prospects of the Chukchansi Parties, taken as a whole.

         (nn) Neither Chukchansi Party is subject to any alleged liability, or to the best knowledge of either Chukchansi Party, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by a Chukchansi Party, as the case may be, or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability or violation or alleged violation would reasonably be expected to have a Chukchansi Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
(B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any material, substance or waste classified or regulated as toxic, hazardous, pollutant or contaminant or words of similar meaning under or within the meaning of any other applicable law relating to protection of the environment.

         (oo) Each Chukchansi Party possesses, and is operating in compliance with, all certificates, approvals, orders, franchises, authorities, licenses (including, without limitation, Gaming Licenses) or permits issued by the appropriate local, state, federal, tribal or foreign regulatory agencies or bodies (including any Gaming Authority) as are necessary to own and lease its properties and as are legally required for the operation of the Authority's businesses as presently conducted or as described in the Offering Memorandum (collectively, all such legally required certificates, approvals, orders, franchises, authorities, licenses and permits are referred to herein as "Licenses"), all of which are valid and in full force and effect except as would not reasonably be expected to have a Chukchansi Material Adverse Effect and except for such Licenses which the Chukchansi Parties would not customarily possess at the date hereof but which will be obtained in the ordinary course of development of the Chukchansi Gold Resort & Casino. Neither Chukchansi Party has received any notice of proceedings relating to, limiting, suspending, modifying, revoking or failing to renew any of such Licenses. The descriptions in the Offering Memorandum of local, state, federal, tribal or foreign statutes, laws, ordinances, rules and regulations governing the Chukchansi Parties and their respective businesses, including, without limitation, any proposed amendments or additions to any such statutes, laws, ordinances, rules or regulations, are accurate in all material respects and fairly present the information required to be shown therein. Neither Chukchansi Party has received any notice of the enactment, amendment or repeal of any such statutes, laws, ordinances, rules or regulations required to be described in the Offering Memorandum, except for such enactments, amendments or repeals as are described in the Offering Memorandum.

         (pp) The contemplated operation and use of the Chukchansi Gold Resort & Casino and the construction of the Chukchansi Gold Resort & Casino in the manner set forth in the Offering Memorandum will be, at the time of construction and operation, as applicable, in compliance with all applicable municipal, county, state, tribal and federal laws, regulations, ordinances, standards, order and other regulations, where the failure to comply therewith would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties affairs or prospects of the Chukchansi Parties, taken as a whole. Under currently applicable Gaming Laws, the Chukchansi Gold Resort & Casino may be used for the purposes contemplated in the Offering Memorandum, the Indenture, the Notes and the Authority Security Documents.

         (qq) The Initial Purchasers have been furnished with a copy of the plans and specifications for the construction of the Chukchansi Gold Resort & Casino and other necessary expenditures. The anticipated schedule of construction of the Chukchansi Gold Resort & Casino is as set forth in the Offering Memorandum. The anticipated cost of construction of the Chukchansi Gold Resort & Casino (including interest, legal, architectural, engineering, planning, zoning and other similar costs) does not exceed the amounts for such costs set forth under the caption "Use of Proceeds" in the Offering Memorandum. In addition, each of the other amounts set forth in the section entitled "Sources and Uses of Funds" under the caption "Use of Proceeds" in the Offering Memorandum are based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not expected to exceed the amounts set forth for such items.

         (rr) On the Closing Date, the Authority will be insured by recognized and financially sound institutions with policies covering its properties, operations, personnel and businesses, in such amounts and with such deductibles and covering such losses and risks as are consistent with industry practice to protect the Authority and its business as in effect on the Closing Date.

         (ss) The Authority maintains or has contracted with the Manager to maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

         (tt) Burnett + Company LLP, who has certified or will certify that the financial statements and schedules of the Authority and included as part of the Preliminary Offering Memorandum and the Offering Memorandum, are independent auditors with regard to the Authority as required by the Act and the rules and regulations promulgated thereunder.

         (uu) The historical financial statements of the Authority, together with related schedules and notes thereto, included in the Offering Memorandum comply as to form in all material respects with the requirements of the Act, the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation S-X, and present fairly the financial position of the Authority, as of the dates indicated and the results of operations and cash flows of the Authority, for the periods specified therein. Such historical financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified therein, and subject, in the case of interim statements, to normal recurring adjustments. Except as set forth in the Offering Memorandum, since the date of the latest of such historical financial statements, there has been no material increase in the Indebtedness (as defined in the Offering Memorandum) of the Authority, taken as a whole, and there has been no material adverse change in the financial position, results of operations or business of the Authority, taken as a whole. The other financial and statistical information and data of the Authority, included in the Offering Memorandum, have been fairly stated in all material respects in relation to the relevant financial statements, of the Authority, from which such information has been derived.

         (vv) Since the respective dates as of which information is given in the Offering Memorandum and except as set forth in the Offering Memorandum (i) there has not been any material adverse change in the business, condition (financial or otherwise), results of operations, properties, affairs or prospects of the Authority, taken as a whole (a "Chukchansi Material Adverse Change"), or any development that is reasonably expected to result in a Chukchansi Material Adverse Change, in the indebtedness of the Authority from that set forth in the Offering Memorandum and (ii) the Authority has not incurred any liabilities or obligations, direct, indirect or contingent, that are material, individually or in the aggregate, to the Authority, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date as of which information is presented in the Offering Memorandum, there has not been a Chukchansi Material Adverse Change, or any development that would be reasonably expected to result in a Chukchansi Material Adverse Change. The Tribe has no obligations, indebtedness (for borrowed money or otherwise), for which recourse may be had against any assets of the Authority or the Casino Site, except obligations set forth in the Transaction Documents or the Material Agreements to which the Tribe is a party, and the Tribe will incur no such obligations.

         (ww) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among either of the Chukchansi Parties on the one hand, and the directors, officers, employees, representatives, members or council persons or Affiliates, of either of the Chukchansi Parties on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

         (xx) The Authority has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Authority will not be, after (i) receipt of payment for the Notes or (ii) the transactions contemplated by the Offering Memorandum, subject to the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (yy) There are no holders of securities of the Authority who, by reason of the Authority's execution of this Agreement or any other Transaction Document to which it is a party or the consummation by the Authority of the transactions contemplated hereby and thereby, have the right to request or demand that the Authority register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Rights Agreement.

         (zz) Since the date of the Preliminary Offering Memorandum the Authority has not (i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes (other than the Initial Purchasers) or (ii) paid or agreed to pay to any person (other than the Initial Purchasers) any compensation for soliciting another to purchase any other securities of the Authority other than as contemplated by this Agreement.

         (aaa) No registration of the Series A Notes under the Act is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers who buy the Series A Notes in the Exempt Resales are Eligible Purchasers and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of a general solicitation in connection with the sale of the Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Authority or any of its representatives (other than the Initial Purchasers, as to which the Authority makes no representation or warranty) in connection with the offer and sale of any of the Series A Notes thereof or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Authority within the six-month period immediately prior to the date hereof.

         (bbb) The execution and delivery of this Agreement, the other Transaction Documents to which the Authority is a party and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 by reason of (i) the Authority being a disqualified person or party in interest (as those terms are defined in ERISA or Section 4975 of the Code) with respect to any employee benefit plan or (ii) any assets of any employee benefit plan maintained by the Authority. The representation made by the Authority in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

         (ccc) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Authority believes to be reliable and accurate in all material respects.

         (ddd) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

         (eee) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

         (fff) The Uniform Commercial Code of the Tribe (the "UCC") was duly and validly adopted by the Tribal Council, and is a valid law of the Tribe. No applicable law, ordinance, rule, regulation or resolution of the Tribe or any agency, subdivision, department, commission or enterprise (each a "Governmental Component") thereof conflicts with or contravenes the UCC of the Tribe.

         (ggg) The Arbitration Code of the Tribe (the "Tribal Arbitration Code") was duly and validly adopted by the Tribal Council, and is a valid law of the Tribe. No applicable law, ordinance, rule, regulation or resolution of the Tribe, any Governmental Component thereof or any court of the Tribe conflicts with or contravenes the Tribal Arbitration Code of the Tribe.

         (hhh) Resolution Nos. 2002-30 and 2002-45 of the Tribal Council and Resolution Nos. 2002-A-05 and 2002-A-6 of the Board of Directors (the "Approving Resolutions") were duly and validly adopted by the Tribal Council and the Board of Directors, respectively, and approve the execution, delivery and performance by the Chukchansi Parties of the Transaction Documents and Material Agreements to which either of them is a party, the waiver of sovereign immunity as set forth herein and therein and all other matters set forth herein or therein, and is a valid law of the Chukchansi Tribe. No applicable law, ordinance, rule, regulation or resolution of the Tribe or any Governmental Component thereof conflicts with or contravenes the Approving Resolutions.

         (iii) The waivers of sovereign immunity (including the related agreements to submit claims to binding arbitration) by the Chukchansi Parties contained in this Agreement and each of the Transaction Documents and the Material Agreements to which either of them is a party are in compliance with all applicable federal, state, local government, tribal and Governmental Component laws, ordinances, rules, regulations and resolutions, and are irrevocable waivers, valid and legally binding on the Chukchansi Parties, enforceable against each in accordance with their respective terms and no further action is required to make them effective.

         (jjj) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the Senior Subordinated PIK Notes and the Subordinated PIK Notes, the application of the proceeds from the issuance of the Notes, the Senior Subordinated

PIK Notes and the Subordinated PIK Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
221) or Regulation X (12 C.F.R. Part 224) promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

         (kkk) Except pursuant to this Agreement and the Engagement Letter and except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Chukchansi Parties and any other person that would give rise to a valid claim against the Chukchansi Parties for a brokerage commission, finder's fee or like payment in connection with this Offering, the issuance of the Notes or the development and construction of the Chukchansi Gold Resort & Casino (other than as set forth in the Material Agreements to which they are a party).

         (lll) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Transaction Documents to which the Chukchansi Parties are a party.

         (mmm) Each certificate signed by any board member or officer of the Authority and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Authority to the Initial Purchasers as to the matters covered thereby.

         (nnn) Neither Chukchansi Party is required to pay any U.S federal or California state income taxes. The Chukchansi Parties shall treat the Notes as indebtedness for U.S. federal income tax purposes.

         (ooo) As of August 31, 2002, an aggregate of $11.7 million has been spent in connection with the design, development and construction of the Chukchansi Gold Resort & Casino.

         The Chukchansi Parties acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10.1 hereof, counsel for the Tribe and the Authority, counsel for the Initial Purchasers and counsel for the Manager will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         7.2. The Manager represents and warrants to the Authority and the Initial Purchasers that:

         (a) The Manager is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of California. The Manager is duly qualified to conduct its business as described in the Offering Memorandum, and is duly qualified and in good standing as a foreign organization in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing does not and would not reasonably be expected to
(i) individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties, affairs or prospects of the Manager, taken as a whole, (ii) interfere with or adversely affect the issuance or marketability of the Notes or (iii) in any manner draw into question the validity of this Agreement or any other Transaction Document or Material Agreements to which it is a party, the transactions described in the Offering Memorandum (any of the events set forth in clauses (i), (ii) or (iii), a "Manager Material Adverse Effect"). The Manager has no subsidiaries.

         (b) All the issued and outstanding Equity Interests of the Manager have been duly and validly authorized and issued and were not issued in violation of or subject to any preemptive or similar rights. Other than pursuant to existing employee compensation arrangements or as set forth in the Manager's operating agreement as in effect on the date hereof, there are no outstanding rights, warrants or options to acquire from the Manager, or instruments convertible into or exercisable or exchangeable for, or agreements or understandings with the Manager with respect to the sale or issuance of, any equity interests in the Manager.

         (c) The Manager has all requisite organizational power and authority necessary (i) to enter into and perform its obligations under each of the Transaction Documents and Material Agreements, to the extent that it is a party thereto, and to consummate the transactions contemplated hereby and thereby, and (ii) to own, lease and license its properties and conduct its business as now being conducted and as described in the Offering Memorandum.

         (d) This Agreement has been duly and validly authorized, executed and delivered by the Manager and (assuming the due authorization, execution and delivery hereof by or on behalf of the other parties hereto) is the valid and legally binding obligation of the Manager, enforceable against it in accordance with its terms, except that (i) such enforceability of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy, (ii) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (e) Each of the Material Agreements, to the extent that the Manager is a party, has been, duly and validly authorized by the Manager. Each such Material Agreement, has been duly executed and delivered by the Manager, and (assuming the due authorization, execution and delivery thereof by or on behalf of each of the other parties thereto) is the valid and legally binding obligation of the Manager, enforceable against it in accordance with its terms, except that (i) such enforceability of the rights to indemnity and contribution thereunder, if any, may be limited by federal or state securities laws or principles of public policy, (ii) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (f) Each of the Transaction Documents (other than that described in clause (d) above), to the extent that the Manager is a party, has been, duly and validly authorized by the

Manager. Each such Transaction Document, when executed and delivered by the Manager, will be (assuming the due authorization, execution and delivery thereof by or on behalf of each of the other parties thereto) the valid and legally binding obligation of the Manager, enforceable against it in accordance with its terms, except that (i) such enforceability of the rights to indemnity and contribution thereunder, if any, may be limited by federal or state securities laws or principles of public policy, (ii) such enforceability may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (g) The Manager is not and, after giving effect to the Offering and the transactions contemplated by the Transaction Documents, will not be, in violation of its articles of organization or limited liability company agreement and is not and will not be in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Manager is a party or to which it or its properties or assets are subject which violation or default would have a Manager Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument which default would have a Manager Material Adverse Effect. The Manager is and has been in compliance with all local, state, federal and tribal statutes, laws, ordinances, rules and regulations applicable to its properties (whether owned or leased) and its business, except where the failure so to be in compliance would not have a Manager Material Adverse Effect.

         (h) The execution, delivery or performance by the Manager of this Agreement or any of the other Transaction Documents to which it is a party will not (i) violate, conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default), or require consent (other than consents which were previously obtained or will have been obtained on or before Closing) under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Manager, or an acceleration of any indebtedness of the Manager, except for liens, charges and encumbrances contemplated thereby, (ii) violate or conflict with any provision of the articles of organization or limited liability company agreement of the Manager, (iii) assuming compliance with all applicable state securities and "blue sky" laws, violate or conflict with any provision of any judgment, decree, order, statute, law, ordinance, judgment, rule or regulation of any court or any public, governmental (including tribal) or regulatory agency or body having jurisdiction over the Manager or any of its assets or properties and (iv) violate or conflict with any provision of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which it or its property is or may be bound.

         (i) Except as disclosed in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or any public, governmental or regulatory agency or body having jurisdiction over the Manager or any of its respective properties or assets (including, without limitation, the Gaming

Authorities) is required for the execution, delivery and performance by the Manager of this Agreement or any of the other Transaction Documents or Material Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for (i) such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations), (ii) the recordings and filings contemplated by Section 7.2(j) hereof, and any additional filings required after the Closing Date to perfect or maintain perfection as contemplated in Section 7.2(j) hereof, (iii) routine corporate filings and renewals of licenses, (iv) routine filings under the Act and the Exchange Act, (v) filings with the applicable Gaming Authority and
(vi) those which the failure to obtain the same would not, individually or in the aggregate, have a Manager Material Adverse Effect.

         (j) Upon the

         (i) execution and delivery to the Trustee of each of the Manager Security Documents; and

         (ii) filing of the UCC-1 financing statements as contemplated by the Manager Security Documents,

the Trustee will have a valid, duly perfected, first priority security interest in all of the Manager Collateral set forth in the Manager Security Documents, subject to any Liens permitted by the Manager Security Documents, as security for payment of the obligations of the Authority under the Indenture and the Notes, or such other obligations as are set forth in the Manager Security Documents. The actions recordings and filings described in the immediately preceding sentence are the only actions, recordings and filings necessary to publish notice of and perfect the rights of the Trustee in all of the Manager Collateral set forth in the Manager Security Documents, except for such additional actions, recordings and filings as the Manager, the Initial Purchasers and the Trustee may determine prior to the Closing Date.

         (k) Except as set forth in the Offering Memorandum, there is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic, tribal or foreign, now pending or, to the best knowledge of the Manager, threatened or contemplated, to which the Manager is or may be a party or to which the business or property of the Manager, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the best knowledge of the Manager, has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal, state or tribal court or foreign court of competent jurisdiction to which the Manager is or may be subject or to which the business, assets or property of the Manager is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (B) would reasonably be expected to have a Manager Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

         (l) The Manager possesses, and is operating in compliance with, all certificates, approvals, orders, franchises, authorities, licenses (including, without limitation, Gaming Licenses) or permits issued by the appropriate local, state, federal, tribal or foreign regulatory agencies or bodies (including any Gaming Authority) as are necessary to own and lease its properties and as are legally required for the operation of its business as presently conducted (collectively, all such legally required certificates, approvals, orders, franchises, authorities, licenses and permits are referred to herein as "Manager Licenses"), all of which are valid and in full force and effect except as would not reasonably be expected to have a Manager Material Adverse Effect. The Manager has not received any notice of proceedings relating to, limiting, suspending, modifying, revoking or failing to renew any of such Manager Licenses. The descriptions in the Offering Memorandum of local, state, federal, tribal or foreign statutes, laws, ordinances, rules and regulations governing the Manager and its businesses, including, without limitation, any proposed amendments or additions to any such statutes, laws, ordinances, rules or regulations, are accurate in all material respects and fairly present the information required to be shown therein. The Manager has not received any notice of the enactment, amendment or repeal of any such statutes, laws, ordinances, rules or regulations required to be described in the Offering Memorandum, except for such enactments, amendments or repeals as are described in the Offering Memorandum.

         (m) No other person other than the Manager and those disclosed in writing to the NIGC has an interest in the Material Agreements to which the Manager is a party which is required to be disclosed to the NIGC.

         (n) There are no management contracts or collateral agreements relating to the Chukchansi Gold Resort & Casino within the meaning of IGRA except for the Material Agreements and the Transaction Documents set forth in clauses (i) and (j) of the definition of Transaction Documents.

         (o) All material tax returns required to be filed by the Manager in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Manager, there are no material proposed additional tax assessments against the Manager, or the assets or property of the Manager, except those tax assessments for which adequate reserves have been established.

         (p) The Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

         (q) KPMG LLP, who has certified or will certify that the financial statements and schedules relating to the Manager and included as part of the Preliminary Offering Memorandum and the Offering Memorandum, are independent auditors with regard to the Manager as required by the Act and the rules and regulations promulgated thereunder.

         (r) The historical financial statements of the Manager, together with related schedules and notes thereto, included in the Offering Memorandum comply as to form in all material respects with the requirements of the Act, the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation S-X, and present fairly the financial position of the Manager, as of the dates indicated and the results of operations and cash flows of the Manager, for the periods specified therein. Such historical financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified therein, and subject, in the case of interim statements, to normal recurring adjustments. Except as set forth in the Offering Memorandum, since the date of the latest of such historical financial statements, there has been no material increase in the Indebtedness (as defined in the Offering Memorandum) of the Manager, and there has been no material adverse change in the financial position, results of operations or business of the Manager. The other financial and statistical information and data of the Manager included in the Offering Memorandum have been fairly stated in all material respects in relation to the relevant financial statements, of the Manager, from which such information has been derived.

         (s) Since the respective dates as of which information is given in the Offering Memorandum (i) there has not been any material adverse change in the business, condition (financial or otherwise), results of operations, properties affairs or prospects of the Manager, taken as a whole (a "Manager Material Adverse Change"), or any development that is reasonably expected to result in a Manager Material Adverse Change from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Manager on its equity interests and (iii) the Manager has not incurred any liabilities or obligations, direct, indirect or contingent, that are material, individually or in the aggregate, to the Manager, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date as of which information is presented in the Offering Memorandum, there has not been a Manager Material Adverse Change, or any development that would be reasonably expected to result in a Manager Material Adverse Change.

         (t) Other than the Engagement Letter, there are no contracts, agreements or understandings between the Manager and any other party that would give rise to a valid claim against the Manager for a brokerage commission, finder's fee or like payment in connection with this Offering or the issuance of the Notes.

         (u) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Transaction Documents or Material Agreements to which it is a party.

         (v) Each certificate signed by any officer of the Manager and delivered to the Initial Purchasers, or counsel for the Initial Purchasers, shall be deemed to be a representation and warranty by the Manager to the Initial Purchasers as to the matters covered thereby.

         The Manager acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 10.1 of hereof, counsel for the Tribe and the Authority, counsel for the Initial Purchasers and counsel for the Manager will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7.3. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Authority and agrees that:

         (a) It is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

         (b) It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from registration requirements of the Act provided by Rule 144A.

         (c) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, included, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Such Initial Purchaser further (i) agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs or Accredited Investors (ii) acknowledges and agrees that, in the case of such QIBs and Accredited Investors, that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A)(a) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (b) to an Accredited Investor in a transaction meeting the requirements of Rule 144 under the Act, that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer or such Series A Notes or (c) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Authority so requests), (B) to the Authority, (C) pursuant to an effective registration statement under the Act, and (D) in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

         Each Initial Purchaser acknowledges that for purposes of the opinions to be delivered to it pursuant to Section 10.1 hereof, counsel for the Tribe and the Authority, counsel for the Initial Purchasers and counsel for the Manager will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

8.       Indemnification.

         8.1. The Authority agrees to indemnify and hold harmless (a) each Initial Purchaser, (b) affiliates of each Initial Purchaser, (c) each person, if any, who controls either Initial Purchaser or its affiliates within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, (d) the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser or their respective affiliates or any controlling persons to the fullest extent lawful and (e) their respective successors and assigns, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Authority will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information provided by such Initial Purchaser to the Authority as set forth in Section 10 of this Agreement. This indemnity agreement will be in addition to any liability which the Authority may otherwise have, at common law or otherwise, including under this Agreement, and shall be binding upon the Authority's successors and assigns.

         8.2. The Manager agrees to indemnify and hold harmless (a) each Initial Purchaser, (b) affiliates of each Initial Purchaser, (c) each person, if any, who controls either Initial Purchaser or its affiliates within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, (d) the respective officers, directors, partners, employees, representatives and agents of each Initial Purchaser or their respective affiliates or any controlling persons to the fullest extent lawful and (e) their respective successors and assigns, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Manager will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information provided by an Initial Purchaser to the Authority as set forth in Section 10 of this Agreement. This indemnity agreement will be in addition to any liability which the Manager may otherwise have, at common law or otherwise, including under this Agreement, and shall be binding upon the Manager's successors and assigns.

         8.3. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (a) the Authority, (b) the Manager, (c) affiliates of the Authority or the Manager, (d) each person, if any, who controls the Authority or the Manager within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, (e) the officers, directors, partners, employees, representatives and agents of the Authority and the Manager and (f) their respective successors and assigns, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information provided by such Initial Purchaser to the Authority as set forth in Section 11 of this Agreement; provided, however, that in no case shall an Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser as set forth on the cover of the Offering Memorandum. This indemnity will be in addition to any liability which such Initial Purchaser may otherwise have, at common law or otherwise, including under this Agreement, and shall be binding upon the Authority's successors and assigns.

         8.4. Promptly after receipt by an indemnified party under Sections 8.1, 8.2 or 8.3 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify the indemnifying party shall not relieve the indemnifying party or parties from any liability which they may have hereunder except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent they may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (a) the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action, (b) the indemnifying party or parties shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or
(c) such indemnified party or parties, based upon the advice of counsel, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying party or parties; provided, however, that the indemnifying party or parties shall only be liable for the reasonable legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action arising out of the same general allegations or circumstances is brought. Anything in this subsection to the contrary notwithstanding, the indemnifying party or parties shall not be liable for any settlement of any claim or action effected without their prior written consent, provided, however, that such consent was not unreasonably withheld or delayed. The indemnifying party or parties will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

9.       Contribution.

         9.1. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason other than by its terms held to be unavailable from the indemnifying party or parties or is insufficient to hold harmless a party indemnified thereunder, the Authority and the Manager, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Authority or the Manager, any contribution received by the Authority or the Manager from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Authority or the Manager within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Authority or the Manager) to which the Authority, the Manager, and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Authority and the Manager, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8.4, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Authority and the Manager, on the one hand, and the Initial Purchasers, on the other hand, in connection with the actions, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Authority and the Manager, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportions as (a) the total proceeds from the offering of the Series A Notes (net of discounts and commissions but before deducting expenses) received by the Authority and (B) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the Offering Memorandum. The relative fault of the Authority and the Manager, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the breach by an indemnifying party of any of the representations and warranties set forth in Section 7 of this Agreement by such indemnifying party or the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Authority, the Manager or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Authority, the Manager and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (x) in no case shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or any omission or alleged omission and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9.2. For purposes of this Section 9, (a) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, is an affiliate of the Initial Purchasers, and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, their respective affiliates or any controlling person shall have the same rights to contribution as the Initial Purchasers, and (b) each person, if any, who controls the Authority or the Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, is an affiliate of either of them and the respective officers, directors, partners, employees, representatives and agents of the Authority and the Manager, their respective affiliates or any controlling person shall have the same rights to contribution as the Authority and the Manager, subject, in each case, to clauses (x) and (y) of Section 9.1 above. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without their prior written consent, provided that such written consent was not unreasonably withheld.

10.      Conditions of Initial Purchasers' Obligations.

         10.1. The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

         (a) All of the representations and warranties of the Chukchansi Parties contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Chukchansi Parties shall have performed or complied with all of the agreements and covenants herein contained and required to be performed or complied with by each of them at or prior to the Closing Date.

         (b) All of the representations and warranties of the Manager contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively.

         (c) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the second day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Series A Notes; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Tribe or the Authority, threatened against the Tribe or the Authority before any court or arbitrator or any governmental body, agency or official that if adversely decided would reasonably be expected to have a Chukchansi Material Adverse Effect or a Manager Material Adverse Effect, respectively.

         (e) Each of the Initial Purchasers and each person to whom the Initial Purchasers have agreed to resell 10% or more by principal amount of Series A Notes shall be licensed as a "financial source" and determined suitable to purchase the Series A Notes, or exempted from such requirements, pursuant to the Compact, the Tribal Licensing Regulation and the State Bond Regulation.

         (f) No stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which would reasonably be expected to have a Chukchansi Material Adverse Effect.

         (g) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Authority and the Tribe, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a) and (d) of this
Section 10.1 and that, as of the Closing Date, the obligations of the Authority and the Tribe to be performed hereunder on or prior thereto have been duly performed.

         (h) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Manager, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (b) and (d) of this Section 10.1.

         (i) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of (i) Skadden, Arps, Slate, Meager & Flom LLP to the effect set forth in Exhibit C-1 hereto,
(ii) Jacobson, Buffalo, Schoessler & Magnuson LTD to the effect set forth in Exhibit C-2 hereto, (iii) Monteau & Peebles, LLP to the effect set forth in Exhibit C-3 hereto, and (iv) Katten Muchin Zavis Rosenman to the effect set forth in Exhibit C-4 hereto.

         (j) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from KPMG LLP and Burnett + Company LLP, independent auditors, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to each Initial Purchaser, and in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of the Authority and the Manager contained in the Offering Memorandum.

         (k) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

         (l) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10.1 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (m) Prior to the Closing Date, the Authority shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

         (n) With respect to any Transaction Document to be executed on the Closing Date, the Authority and each of the other parties thereto shall have entered into each such Transaction Document to which each is a party. With respect to any Material Agreement entered into prior to the Closing Date, such Material Agreement shall be in full force and effect, and as of the date hereof, there shall not be any defaults or events of default, that with notice, the passage of time or otherwise could be a default, under any provisions of such Material Agreements by any party thereto. The Initial Purchasers shall have received executed copies of each Transaction Document and Material Agreement.

         (o) The Manager and the Trustee shall have entered into the Manager Agreement substantially in the form set forth in Exhibit D hereto.

         (p) The Authority shall have received all governmental and regulatory approval required to be obtained prior to the Closing Date pursuant to the Transaction Documents.

         (q) All parties required to be licensed in connection with the issuance and sale of the Series A Notes, the Senior Subordinated PIK Notes and the Subordinated PIK Notes under the Compact or any other rules or regulations have been so duly licensed by the appropriate Gaming Authority.

         (r) Each Tribal Gaming Agency shall have provided a complete exclusion from the licensing requirements of Section 6.4.6 of the Compacts for
(i) all federally-regulated or state-regulated banks, savings and loans or other federally- or state-regulated lending institutions, (ii) any agency or the federal, state or local government or (iii) any investor, who, alone or in conjunction with other, holds less than 10% of any outstanding indebtedness evidenced by the bonds issued by such Tribe.

         (s) The Tribe and the Authority shall have received all requisite approvals from the National Indian Gaming Commission in connection with each of the Transaction Documents and Material Agreements to which either of them are a party.

         (t) There shall be no significant or material disputes between the Manager, the Tribe, the Authority, on the one hand, and Walton, on the other hand, with respect to or arising out of the Construction Management Agreement and the Letter Agreement or the matters contemplated thereby.

         (u) The Construction Management Agreement and the Letter Agreement are in full force and effect and no "Suspension of Work" notice is currently in effect, after giving effect to the consummation of the transactions contemplated by the Transaction Documents.

         (v) The Change Order contemplated and required to be executed and delivered under the terms of the Letter Agreement, identical in all material respects to the terms of Section A thereof (the "Change Order"), shall have been duly authorized, executed and delivered by the Manager and Walton on or before September 24, 2002.

         (w) The Change Order shall have been duly authorized, executed and delivered by the Authority.

         (x) The grading site work on the Chukchansi Gold Resort & Casino shall have commenced.

         (y) The Manager shall have deposited $4,450,000 into an escrow account (the "Escrow") pursuant to the terms of the Letter Agreement. The documentation for the Escrow (a) shall irrevocably require the escrow holder to wire transfer all funds then on deposit in the Escrow to the Trustee for deposit into the Construction Disbursement Account (as defined in the Cash Collateral and Disbursement Agreement (as set forth on Schedule I-A)) upon receipt of written notice from the Manager that the Closing has occurred and
(b) shall otherwise be satisfactory to the Initial Purchasers.

         (z) The Manager shall deliver the Satisfaction Notice (as defined in the Construction Management Agreement) to Walton on the Closing Date.

         (aa) The Subordinated PIK Notes shall be in full force and effect.

         (bb) The Authority shall have issued the Senior Subordinated PIK
Notes.

         (cc) The Trustee shall have received executed copies of each UCC-1 financing statement signed by the Authority naming the Trustee as secured party and filed in such jurisdictions as the Initial Purchasers may reasonably require.

         (dd) The Trustee shall have received executed copies of each UCC-1 financing statement signed by the Manager naming the Trustee as secured party and filed in such jurisdictions as the Initial Purchasers may reasonably require.

         (ee) All documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the Senior Notes Security Interests of the Trustee in the Senior Notes Collateral and to accord the Trustee the priorities over other creditors of the Authority as contemplated by the Offering Memorandum and the Transaction Documents. All consents to assignment of documents and agreements shall have been executed by the third parties named therein.

         (ff) All documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the Manager Security Interests of the Trustee in the Manager Collateral and to accord the Trustee the priorities over other creditors of the Manager as contemplated by the Offering Memorandum and the Transaction Documents. All consents to assignment of documents and agreements shall have been executed by the third parties named therein.

         (gg) The Notes shall have been approved for trading on PORTAL.

         All opinions, certificates, letters and other documents required by this Section 9.1 to be delivered by each of the Authority and the Tribe will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Authority and the Tribe shall furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

         10.2. Conditions of the Chukchansi Parties' Obligations. Each of the Initial Purchasers and each person to whom the Initial Purchasers have agreed to resell 10% or more by principal amount of Series A Notes shall be licensed as a "financial source" and determined suitable to purchase the Series A Notes, or exempted from such requirements, pursuant to the Compact, the Tribal Licensing Regulation and the State Bond Regulation.

11.      Initial Purchasers' Information.

         11.1. The Tribe, the Authority and each Initial Purchaser severally acknowledge that the statements with respect to the offering of the Series A Notes set forth (a) in the eleventh and thirteenth paragraphs on the cover page of the Offering Memorandum and (b) in the fourth, sixth, seventh (excluding the first sentence thereof), ninth, eleventh (excluding the first two sentences thereof), twelfth and fourteenth paragraphs in the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information furnished to the Authority in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

12.      Waiver of Sovereign Immunity, Arbitration and Non-Impairment.

         12.1. Irrevocable Waiver of Sovereign Immunity. Each of the Chukchansi Parties hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in
Section 12.2 below.

         In connection with the foregoing waiver of sovereign immunity by each Chukchansi Party:

         (a) Duration. The duration of such waiver shall commence on the date hereof and continue with respect to each Chukchansi Party until one year after all obligations of such Chukchansi Party hereunder have been completely performed and amounts, if any, owed hereunder from a Chukchansi Party have been indefeasibly paid in full;

         (b) Grantees. The grantee(s) of the waiver are each party hereto, together with their successors and assigns hereunder;

         (c) Scope. The scope of the waiver applies to all Permitted Claims;

         (d) Property and Funds. The only assets or rights against which any award, judgment or other order for relief arising from this waiver may be enforced are Authority Assets as defined in the Authority Ordinance, whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Chukchansi Party in compliance with the Notes and the Transaction Documents shall, upon transfer, no longer constitute Authority Assets;

         (e) Jurisdictions. The courts with jurisdiction with respect to the Permitted Claims are the Applicable Courts (as defined in Section 12.2 below) (subject to the obligation of each Chukchansi Party to submit to arbitration as provided herein); and

         (f) Governing Law. The law applicable to the waiver and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of a Chukchansi Party hereunder, and the UCC of the Tribe will recognize the lien or the perfection of the lien, in which case the law the Tribe, as applicable, that recognizes the lien and perfection shall apply.

         12.2. Designation of Applicable Courts and Jurisdictions. Each Chukchansi Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 12.1 above (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (b) any court of the State of New York, and all courts to which any appeal therefrom may be available; (c) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available and (d) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

         12.3. Additional Waivers as to Tribal Courts. Each of the Chukchansi Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (d) of Section 12.2 above. Each of the Chukchansi Parties unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

         12.4. Agreement not to Contest. In connection with any Permitted Claim, each of the Chukchansi Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

         12.5. Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 12.5. Notwithstanding any other provision of this Section 11, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority. "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

         (a) Commencement of Proceedings. An arbitration proceeding may be commenced only by the Tribe, the Authority or the Initial Purchasers, by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

         (b) Qualification of Arbitrators. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

         (c) Discovery. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

         (d) Hearing. The hearing on the arbitration shall be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

         (e) Enforcement. Proceedings to enter judgment upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (i) by the Federal Arbitration Act, if the matter will be heard in federal court, (ii) by the applicable state arbitration code, if the matter will be heard in state court, and (iii) by the Tribal Arbitration Code, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

         (f) Prohibition on Punitive Damages. Each party hereto agrees that each party has equal bargaining power and that each has freely entered into this agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

         (g) Validity of Arbitration Provisions. Each party hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

         (h) Full faith and credit. The Chukchansi Parties and the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 12.5, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section 12.5. The Chukchansi Parties agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 12.5.

         12.6. Non-Impairment. No Chukchansi Party or any of its Affiliates will: (i) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (ii) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact.

13.      Survival of Representations and Agreements.

         13.1. All representations, warranties, covenants and agreements of the Tribe, the Authority, the Manager and the Initial Purchasers contained in this Agreement, including the agreements contained in Sections 4.1(f) and 14.4, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof, or by or on behalf the Tribe or the Authority or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The agreements contained in Sections 4.1(f) and 14.4 shall survive the termination of this Agreement, including any termination pursuant to Section 14.

14.      Effective Date of Agreement; Termination.

         14.1. This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

         14.2. The Initial Purchasers, severally and not jointly, shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Authority, without liability on the Initial Purchasers' part to the Authority if, on or prior to such date,
(a) the Authority, the Tribe or the Manager shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (b) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 9 is not fulfilled when and as required in any material respect, (c) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Authority, other than as set forth in the Offering Memorandum, or (d)(i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of such Initial Purchaser will in the immediate future materially disrupt, the market for the Authority's securities or for securities in general; or (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (iii) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (iv) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or (v) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the purchase of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

         14.3. Any notice of termination pursuant to this Section 14 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

         14.4. If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (d) of Section 14.2, in which case each party will be responsible for its own expenses), or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Authority or the Tribe to perform any agreement herein to which they are a party or comply with any provision hereof, the Authority shall, upon demand, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith, or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Manager to perform any agreement herein to which it is a party or comply with any provision hereof, the Manager shall, upon demand, reimburse the

Initial Purchasers for all reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

15.      Notice.

         15.1. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day and:

         (a) if sent to the Initial Purchasers, sent to:

             c/o Dresdner Kleinwort Wasserstein - Grantchester, Inc.

             1301 Avenue of the Americas
             New York, New York 10019
             Attention: General Counsel
             Telecopy: (212) 969-7850

             with a copy to:

             Latham & Watkins
             633 West Fifth Street, Suite 4000
             Los Angeles, California 90071
             Attention: Gary A. Kashar
             Telecopy: (213) 891-8763;

         (b) if sent to the Manager, sent to:

             Cascade Entertainment Group, LLC
             7915 Folsom Blvd.
             Sacramento, California 95826-2611
             Attention: Chief Financial Officer
             Telecopy: (916) 387-7458

             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             300 South Grand Avenue, Suite 3400
             Los Angeles, California, 90071
             Attention: Nick Saggese
             Telecopy: (213) 687-5600;

         (c) if sent to the Tribe or the Authority, sent to:

             46575 Road 417
             Coarsegold, California 93614
             Attention: Tribal Chairman
             Telecopy: (559) 683-0599

             with a copy to:

             Monteau & Peebles, LLP
             12100 West Center Road, Suite 202
             Bel Air Plaza
             Omaha, Nebraska 68144-3960
             Attention: John Peebles
             Telecopy: (402) 333-4053

16.      Parties.

         16.1. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Tribe, the Authority, the Manager, the Initial Purchasers and any controlling person of such parties, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

17.      Construction.

         17.1. The internal law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law, shall govern and be used to construe this Agreement.

18.      Captions.

         18.1. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

19.      Counterparts.

         19.1. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.



                           (Signature Page Follows)

         If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Authority please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                         Very truly yours,

                                         PICAYUNE RANCHERIA OF CHUKCHANSI
                                         INDIANS
                                         a federally recognized tribe


                                         By:  /s/ Dixie Jackson
                                              -----------------------------
                                         Name:  Dixie Jackson
                                         Title: Chairperson


                                         THE CHUKCHANSI ECONOMIC
                                         DEVELOPMENT AUTHORITY
                                         a  wholly-owned unincorporated
                                         enterprise of the Picayune
                                         Rancheria of Chukchansi Indians


                                         By:  /s/ Dixie Jackson
                                              ---------------------------
                                         Name:  Dixie Jackson
                                         Title: Chairperson

Acknowledged and agreed to as of
the date first above written:

CASCADE ENTERTAINMENT GROUP, LLC

a California Limited Liability Company


By: /s/ Russell S. Pratt
    -----------------------------
Name:  Russell S. Pratt
Title: President

Accepted and agreed to as of
the date first above written:

DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC.
a Delaware corporation
for itself and the other Initial Purchaser named in Exhibit B


By:  /s/ Ashish Bhutani
     ----------------------------------------
Name:  Ashish Bhutani
Title: CEO, NA

                                 SCHEDULE I-A
                         AUTHORITY SECURITY DOCUMENTS

1. Pledge and Security Agreement, dated as of the Closing Date, from the Authority and the Tribe in favor of the Trustee for the benefit of the holders of the Notes.

2. Cash Collateral and Disbursement Agreement, dated as of the Closing Date, among the Disbursement Agent (as defined therein), the Trustee, the Independent Construction Consultant (as defined therein), the Authority and the Tribe.

3. Cash Accumulation Account Contribution Agreement, dated as of the Closing Date, among the Disbursement Agent (as defined therein), the Trustee, the Authority and the Manager.

4. The Promissory Note, the form of which is set forth as an attachment to the Cash Accumulation Account Contribution Agreement, to be executed by the Authority in favor of the Manager.

5. Any Deposit Account Control Agreement as defined in the Cash Collateral and Disbursement Agreement.

6. Letter of Credit Drawdown Agreement, dated as of the Closing Date, among Credit Provider Group, LLC, a Delaware limited liability company, the Authority, the Tribe, the Manager and the Trustee.

7. The irrevocable $15.0 million Letter of Credit provided by Credit Provider Group, LLC to the Authority in accordance with the Letter of Credit Drawdown Agreement and any replacement thereof pursuant to the provisions of the Letter of Credit Drawdown Agreement.

8. The Promissory Note, the form of which is set forth as an attachment to the Letter of Credit Drawdown Agreement, to be executed by the Authority in favor of Credit Provider Group, LLC.

9. UCC-1 financing statements as contemplated by and required by the foregoing.

10. Construction Manager's Agreement, dated as of the Closing Date, between Walton and the Authority.

11. Pledge and Security Agreement, dated as of the Closing Date, from the Authority and the Tribe in favor of the Trustee for the benefit of the holders of the Notes (wherein the tribal UCC has sole jurisdiction).

12. Management Fees Note, the form of which is set forth as an attachment to the Cash Accumulation Account Contribution Agreement, dated as of the Closing Date, executed by the Manager for the benefit of the Authority.


                                 Schedule I-A

                                 SCHEDULE I-B
                          MANAGER SECURITY DOCUMENTS

1. Cash Accumulation Account Contribution Agreement, dated as of the Closing Date, among the Disbursement Agent (as defined therein), the Trustee, the Authority and the Manager.

2. Letter of Credit Drawdown Agreement, dated as of the Closing Date, among Credit Provider Group, LLC, a Delaware limited liability company, the Authority, the Tribe and the Trustee.

3. UCC-1 financing statements as contemplated by and required by the foregoing.

4. Manager Repayment Note, the form of which is set forth as an attachment to the Cash Accumulation Account Contribution Agreement, dated as of the Closing Date, executed by the Authority to and for the benefit of the Manager.

5. Letter of Credit Note, the form of which is set forth as an attachment to the Letter of Credit Drawdown Agreement, dated as of the Closing Date, executed by the Authority for the benefit of the Manager.

6. Management Fees Note, the form of which is set forth as an attachment to the Cash Accumulation Account Contribution Agreement, dated as of the Closing Date, executed by the Manager for the benefit of the Authority.


                                 Schedule I-B

                                   EXHIBIT B

                          List of Initial Purchasers


                                                                      Principal Amount of
Purchaser                                                                Series A Notes
---------                                                                ---------------

Dresdner Kleinwort Wasserstein - Grantchester, Inc.................       $122,400,000

Banc of America Securities LLC.....................................       $ 30,600,000

    Total..........................................................       $153,000,000



                                     B-1